EXHIBIT 99 (b)








               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                            FORM 11-K

                          ANNUAL REPORT
                PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

(Mark One):

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED].

For the fiscal year ended December 31, 1994

                               OR

 [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED].

For the transition period from ______ to ______

Commission file number 1-6016



     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

      THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                          (the "Plan")

     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

               THE ALLEN GROUP INC. (the "Company")
               25101 Chagrin Boulevard
               Beachwood, Ohio  44122


                      THE ALLEN GROUP INC.

                EMPLOYEE BEFORE-TAX SAVINGS PLAN

                            FORM 11-K

          (For the fiscal year ended December 31, 1994)






                        Table of Contents



Financial Statements


            (i)  Report of Independent Accountants           3

           (ii)  Statements of Financial Condition -
                 December 31, 1994 and 1993                4 - 5

          (iii)  Statements of Income and Changes
                 in Plan Equity for the years
                 ended December 31, 1992, 1993
                 and 1994                                  6 - 9

           (iv)  Notes to Financial Statements            10 - 18

          Schedules are omitted because they are not required or not applicable or because the information is furnished elsewhere in the financial statements or the notes thereto.







                REPORT OF INDEPENDENT ACCOUNTANTS



To the Employee Before-Tax Savings Plan Committee and the Participants in The Allen Group Inc.
  Employee Before-Tax Savings Plan:


We have audited the accompanying statements of financial condition of THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN as of December 31, 1994 and 1993, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN as of December 31, 1994 and 1993 and the results of its operations and changes in plan equity for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.




                                         COOPERS & LYBRAND L.L.P.







Cleveland, Ohio
April 13, 1995




                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                                  STATEMENTS OF FINANCIAL CONDITION
                                     DECEMBER 31, 1994 AND 1993


                          Fidelity    Fidelity      Fidelity     Allen
                          Managed     Equity -     Retirement    Common     Hartford
                          Income      Income         Growth      Stock    Fixed-Income   Sub-Total
                          Portfolio   Fund            Fund       Fund         Fund      (To Page 5)
December 31, 1994
Investments, at market
  value (Note 3)          $2,102,640  $2,037,464   $1,851,069  $5,425,976  $4,226,733  $15,643,882
Loans Receivable from
  participants (Note 6)            -           -            -           -           -            -
Contribution receivable
  (Note 4):
  Participants                49,849      68,779      124,985      48,320           -      291,933
  Company                     49,139      35,516       41,102     179,453       1,165      306,375
Other receivables             39,057      12,848       10,074      47,655       1,532      111,166
Cash and equivalents          70,846      49,084       49,203      53,228      70,588      292,949
Other Payables                (3,270)     (3,105)      (2,940)     (8,139)     (6,068)     (23,522)
Plan Equity, End of Year  $2,308,261  $2,200,586   $2,073,493  $5,746,493  $4,293,950  $16,622,783

December 31, 1993
Investments, at market
  value (Note 3)          $1,217,785  $1,191,203   $  860,690  $3,078,930  $        -  $ 6,348,608
Loans receivable from
  participants (Note 6)            -           -            -           -           -            -
Contribution receivable
  (Note 4):
  Participants                12,488      17,243       14,329      35,476           -       79,536
  Company                          -           -            -      10,791           -       10,791
Other receivables              5,127      20,005       51,652      17,934           -       94,718
Cash and equivalents          37,258       8,682       21,162           -           -       67,102
Other Payables                     -           -            -     (18,771)          -      (18,771)
Plan Equity, End of Year  $1,272,658  $1,237,133   $  947,833  $3,124,360  $        -  $ 6,581,984


The Notes are an integral part of these statements.


                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                                  STATEMENTS OF FINANCIAL CONDITION
                                     DECEMBER 31, 1994 AND 1993

                          Carryforward  Participant
                             Total         Loan
                          (From Page 4)  Account      Total
December 31, 1994
Investments, at market
  value (Note 3)          $15,643,882  $         -  $15,643,882
Loans receivable from
  participants (Note 6)             -    1,002,668    1,002,668
Contribution receivable
  (Note 4):
  Participants                291,933            -      291,933
  Company                     306,375            -      306,375
Other receivables             111,166          152      111,318
Cash and equivalents          292,949       78,485      371,434
Other Payables                (23,522)     (14,902)     (38,424)
Plan Equity, End of Year  $16,622,783  $ 1,066,403  $17,689,186


December 31, 1993
Investments, at market
  value (Note 3)          $ 6,348,608  $         -  $ 6,348,608
Loans receivable from
  participants (Note 6)             -      266,380      266,380
Contribution receivable
  (Note 4):
  Participants                 79,536            -       79,536
  Company                      10,791            -       10,791
Other receivables              94,718        4,834       99,552
Cash and equivalents           67,102            -       67,102
Other Payables                (18,771)      (8,263)     (27,034)
Plan Equity, End of Year  $ 6,581,984  $   262,951  $ 6,844,935


The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1992, 1993 AND 1994
                          Fidelity    Fidelity      Fidelity     Allen
                          Managed     Equity -     Retirement    Common     Hartford
                          Income      Income         Growth      Stock    Fixed-Income  Sub-Total
                          Portfolio   Fund            Fund       Fund         Fund     (To Page 8)
1992
Plan Equity,
  January 1, 1992         $1,421,726  $1,373,689   $  940,368  $2,381,603  $        -  $ 6,117,386
Contributions (Note 4)       247,435     284,515      252,430     542,760           -    1,327,140
Investment Income:
  Dividends                        -      61,272            -      26,130           -       87,402
  Interest                    94,826           -      230,440       1,266           -      326,532
Net appreciation (depre-
  ciation) in the fair
  value of investments             -     154,157     (109,058)  1,007,178           -    1,052,277
Withdrawals and dis-
  tributions (Note 5)       (143,332)   (132,495)    (104,093)   (230,065)          -     (609,985)
Interfund Activity :
  Interfund transfers        (60,630)     53,308      156,580    (149,258)          -            -
  Interfund loans            (12,068)    (38,367)     (42,086)    (94,953)          -     (187,474)
Plan Equity,
  December 31, 1992        1,547,957   1,756,079    1,324,581   3,484,661           -    8,113,278

1993
Contributions (Note 4)       201,051     243,129      200,665     730,244           -    1,375,089
Investment income:
  Dividends                    5,611      49,347            -      26,381           -       81,339
  Interest                    80,840      17,293       82,315         485           -      180,933
Net appreciation in
  the fair value of
  investments                      -      61,167       99,136   2,438,171           -    2,598,474
Withdrawals and dis-
  tributions (Note 5)       (639,428)   (789,923)    (673,986) (3,724,336)          -   (5,827,673)
Interfund Activity:
  Interfund transfers         55,106    (114,561)     (97,940)    124,248           -      (33,147)
  Interfund loans             17,774      13,430       11,851      (6,336)          -       36,719
Cumulative change in
  accounting principle
  (Note 2)                     3,747       1,172        1,211      50,842           -       56,972
Plan Equity, December 31,
  1993 (to Page 7)         1,272,658   1,237,133      947,833   3,124,360           -    6,581,984

The Notes are an integral part of these statements.



                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1992, 1993 AND 1994

                          Fidelity    Fidelity      Fidelity     Allen
                          Managed     Equity -     Retirement    Common     Hartford
                          Income      Income         Growth      Stock    Fixed-Income   Sub-Total
                          Portfolio   Fund            Fund       Fund         Fund      (To Page 9)
Plan Equity, December 31,
  1993 (from Page 6)       1,272,658   1,237,133      947,833   3,124,360           -    6,581,984

1994
Contributions (Note 4)       406,474     387,887      436,287   1,015,728     130,688    2,377,064
Investment income:
  Dividends                        -           -            -      35,356           -       35,356
  Interest                    82,284      83,334       28,964           -     298,890      493,472
Net appreciation (depre-
  ciation) in the fair
  value of investments             -     (99,318)     (50,771)  1,301,653           -    1,151,564
Withdrawals and dis-
  tributions (Note 5)        (97,050)    (59,506)     (56,649)   (160,532)   (411,203)    (784,940)
Administrative Expenses       (3,270)     (3,105)      (2,940)    (10,184)    (18,062)     (37,561)
Interfund Activity:
  Interfund transfers         (9,163)      7,446       29,854     (17,970)    (92,738)     (82,571)
  Interfund loans              6,921     (75,557)     (58,952)     23,845     (89,954)    (193,697)
Rollover of ATG Funds to
  Allen Funds (Note 1)       649,407     722,272      799,867     434,237     (26,673)   2,579,110
Rollover from ATG Savings and
  Incentive Plan (Note 1)          -           -            -           -   4,503,002    4,503,002
Plan Equity,
  December 31, 1994       $2,308,261  $2,200,586   $2,073,493  $5,746,493  $4,293,950  $16,622,783
The Notes are an integral part of these statements.


                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                           STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1992, 1993 AND 1994
                                                   Twentieth    Twentieth
                          Carryforward Participant   Century      Century      Vanguard
                             Total        Loan        Ultra       Select         Fixed
                          (From Page 6)  Account      Fund         Fund          Fund     Total
1992
Plan Equity,
  January 1, 1992         $6,117,386  $   62,559   $        -  $        -  $        -  $ 6,179,945
Contributions (Note 4)     1,327,140           -            -           -           -    1,327,140
Investment Income:
  Dividends                   87,402           -            -           -           -       87,402
  Interest                   326,532       3,039            -           -           -      329,571
Net appreciation (depre-
  ciation) in the fair
  value of investments     1,052,277           -            -           -           -    1,052,277
Withdrawals and dis-
  tributions (Note 5)       (609,985)          -            -           -           -     (609,985)
Interfund Activity :
  Interfund transfers              -           -            -           -           -            -
  Interfund loans           (187,474)    187,474            -           -           -            -
Plan Equity,
  December 31, 1992        8,113,278     253,072            -           -           -    8,366,350

1993
Contributions (Note 4)     1,375,089           -            -           -           -    1,375,089
Investment income:
  Dividends                   81,339           -            -           -           -       81,339
  Interest                   180,933      13,451            -           -           -      194,384
Net appreciation in
  the fair value of
  investments              2,598,474           -            -           -           -    2,598,474
Withdrawals and dis-
  tributions (Note 5)     (5,827,673)          -            -           -           -   (5,827,673)
Interfund Activity:
  Interfund transfers        (33,147)     33,147            -           -           -            -
  Interfund loans             36,719     (36,719)           -           -           -            -
Cumulative change in
  accounting principle
  (Note 2)                    56,972           -            -           -           -       56,972
Plan Equity, December 31,
  1993 (to Page 9)         6,581,984     262,951            -           -           -    6,844,935

The Notes are an integral part of these statements.


                        THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN
                          STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                                  DECEMBER 31, 1992, 1993 AND 1994

                                                    Twentieth    Twentieth
                          Carryforward Participant   Century      Century      Vanguard
                             Total        Loan        Ultra       Select         Fixed
                          (From Page 7)  Account      Fund         Fund          Fund     Total
Plan equity, December 31,
  1993 (From Page 8)       6,581,984     262,951            -           -           -    6,844,935

1994
Contributions (Note 4)     2,377,064           -       44,921      35,848      25,655    2,483,488
Investment income:
  Dividends                   35,356           -            -           -           -       35,356
  Interest                   493,472      17,950        3,209       2,665      45,792      563,088
Net appreciation (depre-
  ciation) in the fair
  value of investments     1,151,564           -      (79,579)    (72,737)    (95,267)     903,981
Withdrawals and dis-
  tributions (Note 5)      (2784,940)          -     (155,351)   (219,756)    (38,751)  (1,198,798)
Administrative Expenses      (37,561)     (1,675)      (1,453)     (1,366)     (1,086)     (43,141)
Interfund Activity:
  Interfund transfers        (82,571)      5,446       33,803       6,067      37,255            -
  Interfund loans           (193,697)    207,539       (3,984)      2,447     (12,305)           -
Rollover of ATG Funds to
  Allen Funds (Note 1)     2,579,110           -     (957,537)   (902,859)   (718,714)           -
Rollover from ATG Savings
  and Incentive Plan
  (Note 1)                 4,503,002     574,192    1,115,971   1,149,691     757,421    8,100,277
Plan Equity,
  December 31, 1994      $16,622,783  $1,066,403   $        -  $        -  $         - $17,689,186



The Notes are an integral part of these statements.



      THE ALLEN GROUP INC. EMPLOYEE BEFORE-TAX SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS



1.   OPERATIONS

     The Allen Group Inc. Employee Before-Tax Savings Plan (the "Plan") is designed to offer employees of The Allen Group Inc. (the "Company"), who choose to participate, a form of savings that allows for a deferral of current income taxes while saving for retirement. The Plan is administered by The Allen Group Inc. Employee Before-Tax Savings Plan Committee (the "Committee") which is comprised of management personnel and officers of the Company.

     Effective January 1, 1994, the Company merged the Allen Telecom Group, Inc. ("ATG") Savings and Incentive Plan (formerly the Alliance Telecommunications Corporation Savings and Incentive
Plan) (the "ATG Plan") into the Plan. As a result of the merger, all assets and liabilities of the ATG Plan were transferred to the Plan as of the effective date, and the Plan was amended such that all ATG Plan participants became participants of the Plan.

     Subsequent to the initial transfer, the former ATG Plan participants were directed to reallocate contributions into The Allen Group Inc. Before-Tax Savings Plan investment funds as the former ATG Plan investment funds were planned to be discontinued. During the reallocation process, however, it was determined that significant penalties would be incurred if the Hartford Fixed-Income Fund were fully liquidated. As a result, the Company decided to maintain the Hartford Fixed-Income Fund as an investment option for all Plan participants. In addition, all ATG Plan participant loan account balances are included in the Allen Participant Loan Account as of December 31, 1994.


2.   SUMMARY OF ACCOUNTING POLICIES

     Participants' contributions to the Plan are invested by the Trustee (Harris Trust and Savings Bank) in the Investment Funds (described in Note 4), which include the Allen Common Stock Fund, as directed by participants. The Company's contributions to the Plan, if any, are invested by the Trustee exclusively in the Allen Common Stock Fund, with the exception that, to avoid the retention of idle funds, investments are made in cash equivalent securities prior to investment in such Investment Funds. Investments are stated at market value. Shares in the Allen Common Stock Fund are valued at the last sale price of the Company's common stock on the New York Stock Exchange Composite Tape on the last business day of the year. Investments in the Fidelity Equity-Income Fund, Inc. and Fidelity Retirement Growth Fund are valued at their respective net asset value per unit as quoted by the National Association of Security Dealers on the last business day of the year. Investments in the Fidelity Managed Income Portfolio are valued at cost plus accrued interest which approximates market value. The Hartford Fixed-Income Fund consists of a deposit administration contract with the ITT Hartford Life Insurance Company ("Hartford") which maintains the contributions in a pooled account. The investment is included in the accompanying financial statements at December 31, 1994 at the contract value reported to the Plan by Hartford. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to purchase withdrawal annuities and pay administrative expenses. Funds under the contract that have been allocated and applied to purchase annuities (that is, Hartford is obligated to pay the related benefits and not the Plan) are excluded from the Plan's assets.

     The Plan uses the accrual method for recognizing contributions and investment income. Prior to 1993, the Plan also used the accrual method for recognizing undistributed withdrawals. However, this method of accounting was changed in 1993 to conform with professional guidance issued by the American Institute of Certified Public Accountants and, as a result, the Plan no longer accounts for amounts owed to withdrawing but unpaid former participants and participant loans in process as liabilities. The financial statements for the year ended December 31, 1993 include the cumulative change in accounting principle in the statement of income and changes in plan equity. Dividends are accrued on the ex-dividend date. Withdrawals and distributions are valued using current market prices at the time withdrawals and distributions are made.

     The Plan presents in the statements of income and changes in plan equity the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     During 1994, the Plan was amended such that all administrative expenses are now paid by the Plan from Forfeiture Funds, to the extent that Forfeiture Funds are available. Prior to this amendment, all expenses of administering the Plan, including the Trustee's fees were paid by the Company. Administrative expenses are not paid by participants, except that there is a fixed charge of $50 for second and third loans outstanding which is borne by those individuals who chose to have more than one loan outstanding. Brokerage commissions and other expenses relating to the sale of the Investment Funds for the account of any participant in connection with a withdrawal or distribution from the Plan are deducted from the proceeds of the sale.


3.   INVESTMENTS

     The cost, market value and net asset value per unit/share at December 31, 1994 and 1993 for the respective Investment Funds (see
Note 4) were as follows:

                                      December 31, 1994
                                                       Net Asset
                                              Market   Value Per
                                   Cost       Value    Unit/Share
Fidelity Managed Income
   Portfolio (2,102,640 units) $ 2,102,640 $ 2,102,640    $1.00
Fidelity Equity-Income
   Fund, Inc. (66,366 units)     2,019,132   2,037,464   $30.70
Fidelity Retirement Growth Fund
   (113,982 units)               2,024,951   1,851,069   $16.24
Allen Common Stock Fund
   (227,266 shares)              2,600,864   5,425,976   $23.88
Hartford Fixed-Income Fund       4,226,733   4,226,733        -
                               $12,974,320 $15,643,882


                                        December 31, 1993
                                              Market   Value Per
                                   Cost       Value    Unit/Share
Fidelity Managed Income
   Portfolio (1,217,785 units)  $1,217,785  $1,217,785   $1.00
Fidelity Equity-Income
   Fund, Inc. (35,201 units)       982,136   1,191,203   $33.84
Fidelity Retirement Growth
   Fund (47,447 units)             825,118     860,690   $18.14
Allen Common Stock Fund
   (169,872 shares)              1,454,960   3,078,930   $18.13
                                $4,479,999  $6,348,608

4.   CONTRIBUTIONS

     Participation in the Plan is voluntary, and all employees (full-time and part-time, salaried, hourly and union employees, only if pursuant to a collective bargaining agreement) of the Company and its subsidiaries in the United States (other than its territories and possessions) who were employees on October 1, 1985 or who thereafter have completed six months of employment are eligible to be participants. In addition, as discussed in Note 1, any employee who was a participant of the ATG Plan on December 31, 1993 became a participant of the Plan as of January 1, 1994. Effective May 1, 1994, the Plan was amended to extend the eligibility participation period from six months to twelve months for employees of the Company's MARTA Technologies Division ("MARTA"). The Plan was amended as of January 1, 1994 so that effective March 1, 1994 a participant may contribute to the Plan in each month any whole percentage of his or her compensation he or she selects for such month which is not less than 1% or more than 17% of his or her compensation for such month. Prior to this date the maximum allowable contribution percentage was 12% on a before-tax basis. The Plan was also amended to entitle participants to make after-tax contributions of not less than 1% nor more than 12% of his or her compensation. In any event, a participants' contributions may not, in the aggregate, exceed 18% of his or her compensation. Compensation includes base salary, overtime earnings, bonuses (other than bonus payments under the Company's Key Management Deferred Bonus Plan or any successor or similar plan) and commissions. In addition, a participants' individual allowable contributions may be limited by various other government regulations. Contributions by participants may be made only through periodic payroll deductions.

     In addition to the above, the Plan was amended to provide the Company's Comsearch Division ("Comsearch") (differentiated as a separate line of business) an annual contribution to each participant who is employed on the last day of the Plan year an amount equal to 3% of the participant's Plan year compensation. This benefit is in lieu of Comsearch participating in an employer sponsored defined benefit plan.

     Unless the Company increases, decreases or suspends its monthly contributions in accordance with the terms of the Plan, the Company makes a monthly contribution for each participant equal to 25% of the first 1%, 25% of the second 1%, and 50% of the third 1%, of compensation contributed by the participant during such month, up to a maximum Company contribution of $1,200 per year. As soon as practicable after the end of each month, the participants' and the Company's contributions are forwarded to the Trustee for investment. Company contributions to the Allen Common Stock Fund relating to the Company match included in the statements of income and changes in plan equity were $312,262, $185,711 and $223,593 for the years ended December 31, 1994, 1993 and 1992, respectively. In addition, the profit-sharing contribution, noted above, included in the statement of income and changes in plan equity for the year ended December 31, 1994 was $224,233.

     Participants' contributions to the Plan are invested by the Trustee, as directed by the participant, in one investment fund or divided among two or more funds, with such funds (the "Investment
Funds") comprised of the following:


                                                      Number of
                                                    Participants
                                                       as of
                                                    December 31,
                                                    1994    1993
(i)   Fidelity Managed Income Portfolio: is
      intended to be a more conservative
      Investment Fund; invests in a portfolio
      of investment contracts issued by
      insurance companies, banks, or other
      financial institutions;                        693     254

(ii)  Fidelity Equity-Income Fund:  seeks
      reasonable income by investing primarily
      in income-producing equity securities;         595     273

(iii) Fidelity Retirement Growth Fund:  seeks
      capital appreciation by investing primarily
      in the common stock of companies operating
      in the United States and/or abroad, although
      bonds and preferred stock may also be
      purchased by the Fund;                         541     214

(iv)  Allen Common Stock Fund:  consists solely
      of shares of common stock (par value $1.00
      per share) of the Company; and,              1,115     460

(v)   Hartford Fixed-Income Fund:  intended to
      provide a predictable rate of return;
      Hartford guarantees contributions against
      financial loss.                               434        -

     The total number of participants in the Plan is less than the sum of participants shown above due to participation in multiple
Investment Funds by participants.

     A participant may change Investment Funds as to any future participant contributions once a month by submitting a prescribed form to the Committee. Such change will be effective as soon as practicable after the Committee is notified. A participant may transfer all or part of the value of his existing Participant Contribution Account (Note 5) between Investment Funds by submitting a prescribed form to the Committee during the months of February, May, August and November, which transfer will be effective as of the following April 1, July 1, October 1 or January 1, as the case may be, by the sale of part or all of the Investment Fund or Funds out of which the participant is transferring and the investment of the cash proceeds of such sale in the Investment Fund or Funds to which the participant is transferring. However, the Hartford and Fidelity Managed Income Funds have certain restrictions on direct transfers between the Funds. The brokerage fees, if any, of such sales and investments will be paid by the individual participant making the transfer. The Committee may at any time or from time to time, in its sole discretion, add or delete funds in which participant contributions may be invested.

     Participant contributions to the Plan are invested by the Trustee in the Investment Funds as directed by participants, and Company contributions to the Plan (with the exception of the profit-sharing contribution noted previously) are invested by the Trustee exclusively in the Allen Common Stock Fund, with the exception that, to avoid the retention of idle funds, such participant and Company contributions may be invested in cash equivalent securities for periods generally not exceeding 30 days prior to investment in the Allen Common Stock Fund or the other Investment Funds. While such contributions are invested in cash equivalent securities, interest is generally accrued until the contributions are allocated to the respective Investment Funds.

     Participants' before-tax contributions to the Allen Common Stock Fund and Company matching contributions are used by the Trustee to purchase treasury shares provided by the Company at a price which is 15% below prevailing market price at the time of purchase. During 1994, 1993 and 1992, the Trustee purchased from the Company 54,504, 108,880 and 56,452 shares, respectively of common stock for the accounts of participants in the Plan. In addition, at December 31, 1994, the Company had authorized and made available for purchase by the Plan 120,916 shares of its common stock held in treasury shares at 15% below prevailing market prices. The Trustee purchases shares of the Company's common stock for transactions other than purchases for before-tax contributions and Company matching contributions in open market transactions. In addition, the Trustee purchases shares or other units of the other Investment Funds (as directed by the participants) on a national securities exchange at market prices current at the time of purchase or in such other manner as the Trustee, in the sole discretion, may determine. The Company has no control over the times or prices at which the Trustee makes such purchases and investments or the amounts thereof, and the number of shares or units purchased depends on the prices paid by the trustee.


5.   VESTING AND WITHDRAWALS

     Pursuant to the Plan, investments acquired with the participant's contributions are segregated in the participant contribution account, and investments acquired with the Company's contributions are segregated in the employer contribution account. Cash dividends, interest and investment earnings paid on the investments in each of the participant's accounts are automatically reinvested in the respective Investment Funds to which they relate. Each participant's interest in his or her Participant and the Company match portion of the employer contribution accounts is always fully vested. The aforementioned profit-sharing contributions vest in equal amounts over the period of three to seven years of credited service. Except for permitted withdrawals and hardship distributions, the participant's investments are distributable only when employment terminates. A participant, or the beneficiary of a deceased participant, is entitled to receive the aggregate value of the participant's shares and units held under the Plan if employment is terminated for any reason, including death, disability or retirement.

     While employed by the Company or a subsidiary, a participant may withdraw all or any part of his or her before-tax participant contribution account and his or her Employer Contribution Account only in cases of financial hardship or after attaining age 59-1/2. After-tax contributions may be withdrawn from the Plan once a year in an amount no less than $250. In cases of financial hardship where a participant requires funds to meet an immediate, heavy financial need and has no other resources reason-ably available to meet that need, he or she may request the Committee to authorize a withdrawal by him or her from his or her Participant and employer contribution accounts. The Committee relies on Internal Revenue Service ("IRS") guidelines to determine if financial hardship exists and to determine the amount, if any, of the withdrawal to be made by the participant. In addition, after attaining 59-1/2, a participant may withdraw all or a portion of his or her participant and employer contribution accounts for any reason without penalty.

     No more than one withdrawal may be made in a six-month period. All withdrawals must be for the number of shares in the Allen Common Stock Fund or units in the other Investment Funds equal in value as of the applicable valuation date. If the shares and units in the participant's accounts have a lower value prior to the actual distribution then the withdrawal will equal the lower value.

     Any amounts not vested and not eligible for withdrawal at termination of a participant's employment are available to the Plan to pay administrative costs and reduce Company contributions.

   Shares or units withdrawn and distributed in 1994, 1993 and 1992 by participants from the respective Investments Funds were as follows (former ATG Plan funds include shares transferred to the Allen Plan funds):


                                          1994     1993     1992
     Fidelity Managed Income Portfolio  314,915  627,759  280,357
     Fidelity Equity-Income Fund          5,682   42,808    9,107
     Fidelity Retirement Growth Fund      6,983  124,672   10,584
     Allen Common Stock Fund             25,396   80,303   44,458
     Hartford Fixed-Income Fund ($)     599,495        -        -
     Twentieth Century Select Fund       29,646        -        -
     Twentieth Century Ultra Fund        53,731        -        -
     Vanguard Fixed Fund                101,714        -        -

     Benefit obligations for persons who have withdrawn from participation in the Plan are as follows at December 31, 1994 and 1993:

                                          1994     1993
     Fidelity Managed Income Portfolio  $ 57,922 $ 28,735
     Fidelity Equity-Income Fund          40,155   27,205
     Fidelity Retirement Growth Fund      11,556   10,460
     Allen Common Stock Fund              35,341   87,603
     Hartford Fixed-Income Fund          141,393        -
                                        $286,367 $154,003

6.   PARTICIPANT LOAN ACCOUNT

     The Plan permits participants to borrow, up to 50% of the value of his/her Investment Funds including employer contributions. As more fully described in the "Loan Rules," participants must meet certain minimum qualifications to obtain a loan, and loans must be for a minimum of $500 and cannot exceed $50,000. The term of the loan can be for any period of time up to 60 months as selected by the participant; such loans bear interest at the prime rate charged by the Company's principal lending banks plus 1% at the time the loan is made and will carry such interest rate throughout their terms. Monthly principal and interest repayments (done automatically through payroll deductions) are credited to the participant's own account and are reinvested in the Investment Funds in the same manner as the participant's contributions are invested. A participant may have up to three loans outstanding at any one time.

     If a loan is declared in default (as defined), the entire outstanding principal and interest balance will become immediately due and payable, and if not immediately paid the loan will be canceled and the outstanding balance will be treated as a distribution or withdrawal from the Plan depending upon the participant's tax circumstances. The Plan Committee, in its sole discretion, may take such action as it considers appropriate to collect the unpaid principal and accrued interest on a defaulted loan. Funds for a loan will be obtained from the net proceeds, after the payment of brokerage commissions, of the sale of a sufficient number of units or shares in the participant's Investment Fund account.

7.   FEDERAL INCOME TAXES

     The Company filed an application with the Internal Revenue
Service (IRS) on December 21, 1994 for determination on the qualification of the Plan including all amendments through the application date.

     Prior to 1994, the Company had received a determination from the IRS that the Plan was a qualified plan under Section 401(a) and 401(k) of the Internal Revenue Code. Accordingly, the Plan has not been subject to federal income taxes, and employer and participant contributions and earnings of the Plan have not been subject to U.S. income taxes until distributed to the participants. Early withdrawals or distributions may subject the participant to certain tax penalties.

8.   SALE OF DIVISION

     Effective June 10, 1993, the Company sold the net assets of its automotive diagnostic test equipment business comprised of:
the Company's Allen Testproducts division (U.S. and Canada); Allen Group Electronics Puerto Rico Inc.; The Allen Group Leasing Corporation; and The Allen Testproducts division and related leasing operations of The Allen Group Canada Limited; to SPX Corporation. In connection with this sale, the Plan assets and corresponding future liabilities relating to employees of the above mentioned entities were transferred to the purchaser in 1993. This transfer of funds has been included in the statement of income and changes in plan equity for 1993 as "withdrawals and distributions" and amounted to approximately $3,136,000.